SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 18, 2011 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

•                  Elected Directors of the Company to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualified.

•                  In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 12, 2011.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Withheld	Broker Non-Votes
Sidney B. Cox	6,072,147	166,739	1,287,017
Daniel N. Cunningham	6,069,429	169,457	1,287,017
Edwin S. Darden, Jr.	6,013,777	225,109	1,287,017
Daniel J. Doyle	6,070,869	168,017	1,287,017
Steven D. McDonald	6,075,719	163,167	1,287,017
Louis McMurray	6,069,597	169,289	1,287,017
William S. Smittcamp	5,858,142	380,744	1,287,017
Joseph B. Weirick	6,076,746	162,140	1,287,017

•                  The ratification of the appointment of Perry-Smith LLP for the 2010 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
7,474,231	17,672	34,000

•                  The adoption of a non-binding advisory resolution approving executive compensation.  The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
5,961,075	213,862	63,949	1,287,017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 23, 2011	By:	/s/ Daniel J. Doyle
	Name:	Daniel J. Doyle
	Title:	President and Chief Executive Officer (principal executive officer)